UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 12, 2014, SFX Entertainment, Inc. (the “Company”) and its wholly-owned subsidiary, SFXE Netherlands Holdings B.V., a private company with limited liability incorporated under the laws of the Netherlands (“SFXE”), entered into a share purchase agreement (the “Purchase Agreement”) with Monumental Productions Beheer B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Seller”), Monumental Productions B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Monumental Productions”), and Rochus Abraham Paulus Veenboer, an individual residing in the Netherlands (“Veenboer”), pursuant to which SFXE will acquire all of the outstanding ordinary shares in Monumental Productions (the “Shares”) from Seller (the “Acquisition”).  Monumental Productions organizes and promotes electronic music culture festivals under the brand “Awakenings” throughout the Netherlands.

Under the terms of the Purchase Agreement, SFXE will acquire all of the Shares in exchange for (i) EUR 11.0 million in cash (the “Cash Price”) and (ii) a number of shares of common stock of the Company (the “SFX Shares”) equal to EUR 3.0 million divided by the volume-weighted average closing price per share for the five days immediately prior to the payment date (together, the “Total Purchase Price”), to be paid to Seller at the closing of the Acquisition (the “Closing”). Pursuant to the terms of the Purchase Agreement, the Total Purchase Price will be subject to certain working capital and debt adjustments.  In addition, the SFX Shares to be issued to Seller will be subject to certain lock-up requirements.  On September 5, 2014, the Company paid US $1.0 million to Seller as an advance on the Total Purchase Price (the “Advance”).

Pursuant to the Purchase Agreement, Seller may be entitled to receive an earnout payment following calendar year 2014. Such earnout payment may be earned if Monumental Production’s EBITDA for fiscal year 2014 (which will be capped at EUR 2.6 million) multiplied by eight (8) (such product, the “Product”) exceeds the Total Purchase Price. In the event the Product exceeds the Total Purchase Price, SFXE will be required to pay Seller the difference between the Product and Total Purchase Price, which payment will be paid approximately 79% in cash and 21% in shares of common stock of the Company (based on the volume-weighted average closing price per share for the five days immediately prior to the payment date).  If the Product is equal to or less than the Total Purchase Price, then no earnout payment will be due from SFXE.

SFXE and Seller have each provided customary representations, warranties and covenants in the Purchase Agreement.  The Seller has agreed to indemnify the Company and its affiliates for certain losses and damages, as described in the Purchase Agreement, including certain tax liabilities.  In addition, pursuant to the terms of the Purchase Agreement, the Seller and Veenboer have agreed to be bound by certain non-compete and non-solicitation provisions.

We are required to close the acquisition by October 15, 2014.  If we fail to close by October 15, 2014, other than due to a material breach by Seller of the terms of the Advance, then Seller may retain the Advance and we may be required to renegotiate the terms of the acquisition in its entirety.  The Purchase Agreement sets forth a number of other conditions to be satisfied by SFXE and Seller at or immediately following the Closing.  The Purchase Agreement provides that if any of Seller’s obligations remain unsatisfied as of the date that is three business days following the Closing, SFXE may, in its sole discretion, terminate the Purchase Agreement, in which case the Seller would be required to pay to SFXE a break-up fee equal to an amount of the Advance Payment.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Monumental Productions, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Monumental Productions or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01                                           Regulation FD Disclosure.

On September 11, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, three significant developments in its expansion into the Brazilian market.  The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

On September 15, 2014, the Company issued the press release attached hereto as Exhibit 99.2 announcing, among other things, the signing of the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.  The press release attached to this Current Report on Form 8-K as Exhibit 99.2 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibits 99.1 and 99.2, is being furnished, not filed, pursuant to Regulation FD.  Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1

Share Purchase Agreement, dated September 12, 2014, by and between SFXE Netherlands Holdings B.V., Monumental Productions Beheer B.V., Rochus Abraham Paulus Veenboer, SFX Entertainment Inc., and Monumental Productions B.V.

99.1	Press Release of the Company, dated September 11, 2014.
99.2	Press Release of the Company, dated September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: September 15, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director